Exhibit 10.11

FORM OF STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) dated as of February 5, 2016, by and between Great Plains Holdings, Inc., a Nevada corporation (the “Company”) and ___________ (the “Purchaser”).

RECITALS

WHEREAS, Pursuant to the terms and conditions of this Agreement, the Company desires to sell and issue, and Purchaser desires to purchase ___________ shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”).

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1. Agreement to Purchase and Sell. Subject to the terms and conditions of this Agreement, simultaneous with the execution and delivery of this Agreement, the Company shall sell and issue to Purchaser at the Closing and deliver to Purchaser, and Purchaser shall accept and purchase, the Common Stock.

2. Consideration. In consideration for the sale and issuance of the Common Stock, Purchaser shall deliver to the Company an aggregate of $________ ($0.001 per share) (the “Purchase Price”).

3. Closing; Deliveries.

(a) The purchase and sale of the Common Stock shall be held on the date hereof (the “Closing”).

(b) At the Closing, or promptly thereafter, the Company shall deliver to Purchaser a certificate representing the Common Stock being purchased by Purchaser at such Closing against payment of the Purchase Price therefor by check payable to the Company, by wire transfer to a bank account designated by the Company or by any combination of such methods.

4. Representations and Warranties of the Company. As an inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated herein, the Company represents and warrants to Purchaser as follows:

4.1 Authority. The Company has the right, power, authority and capacity to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with the terms hereof.

4.2 Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.

4.3 Valid Issuance of Common Stock. The Common Stock, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser. Assuming the accuracy of the representations of the Purchasers in Section 5 of this Agreement, the Common Stock will be issued in compliance with all applicable federal and state securities laws.

4.4 No Conflict. None of the execution, delivery, or performance of this Agreement, and the consummation of the transactions contemplated hereby, conflicts or will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which the Company is a party or by which he is bound, or to which the Common Stock are subject; or (ii) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to the Company or the Common Stock.

4.5 No Consent. No consent, approval, authorization or order of, or any filing or declaration with any governmental authority or any other person is required for the consummation by the Company of any of the transactions on its part contemplated under this Agreement.

4.6 No General Solicitation or Advertising. Neither the Company or any of its affiliates or any person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Common Stock, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”).

4.7 Capitalization. The authorized capital of the Company consists of: (i) 300,000,000 shares of Common Stock, of which 1,514,172 shares are issued and outstanding, (ii) 10,000 shares of Series A preferred stock, par value $0.001 per share (the “Series A Stock”) of which 10,000 shares are issued and outstanding; (iii) 10,000 shares of Series B preferred stock, par value $0.001 per share (the “Series B Stock”) of which 10,000 shares are issued and outstanding; (iv) 3,500,000 shares of Series C preferred stock, par value $0.001 per share (the “Series C Stock”) of which no shares are outstanding and (v) 2,100,000 shares of Series D Preferred Stock (the “Series D Stock” and, together with (the Series A Stock, the Series B Stock and the Series C Stock, the “Preferred Stock”) of which 2,013,490 shares are issued and outstanding. The issued and outstanding Common Stock and Preferred Stock has been duly authorized, issued, fully paid and nonassessable, free and clear of all liens, charges, pledges, security interests, encumbrances, right of first refusal, preemptive right or other restriction. No person, firm or corporation has any right, agreement, warrant or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option to require the Company to issue any shares in its capital or to convert any securities of the Company or of any other company into shares in the capital of the Company.

4.8 Assets. The Company has good and marketable title to all of its assets, and such assets are free and clear of any financial encumbrances not disclosed in the financial statements included in the SEC Reports defined below.

4.9 SEC Reports. The Company has filed all reports required to be filed by it under the Securities Act and the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) of the Exchange Act, (the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the United States Securities and Exchange Commission (the “Commission”) promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.

4.10 Registration/Anti-Dilution Rights. The Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities; no person has a right to purchase or acquire or receive any equity or debt security of the Company, other than with respect to that certain Agreement and Plan of Merger, by and between the Company, GPH Merger Sub, Inc., and Jerrick Ventures, Inc. (“Jerrick”), dated as of February 2, 2016 (the “Merger Agreement”), and the agreements referred to in the Merger Agreement.

4.11 Further Assistance. The Company agrees to execute and deliver such other documents and to perform such other acts as shall be necessary to effectuate the purposes of this Agreement.

4.12. Litigation. There are no actions, suits, proceedings, judgments, claims or investigations pending or threatened by or against the Company or affecting the Company or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. The Company has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which would result in the discovery of such default.

4.13 Tax Returns. The Company has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial. In addition, all such tax returns are correct and complete in all material respects. All taxes of the Company which are (i) shown as due on such tax returns, (ii) otherwise due and payable or (iii) claimed or asserted by any taxing authority to be due, have been paid, except for those taxes being contested in good faith and for which adequate reserves have been established in the financial statements included in the financial statements in accordance with GAAP. There are no liens for any taxes upon the assets of the Company, other than statutory liens for taxes not yet due and payable. The Company does not know of any proposed or threatened tax claims or assessments.

4.14. Books and Records. The books and records, financial and otherwise, of the Company are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

5 Representations and Warranties of Purchaser. As an inducement to the Company to enter into this Agreement and to consummate the transactions contemplated herein, Purchaser represents and warrants to the Company as follows:

5.1 Authority. Purchaser has the right, power, authority and capacity to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform his obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with the terms hereof.

5.2 No Consent. No consent, approval, authorization or order of, or any filing or declaration with any governmental authority or any other person is required for the consummation by the Purchaser of any of the transactions on its part contemplated under this Agreement.

5.3 No Conflict. None of the execution, delivery, or performance of this Agreement, and the consummation of the transactions contemplated hereby, conflicts or will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which Purchaser is a party or by which he is bound; or (ii) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to Purchaser.

5.4 Potential Loss of Investment. Purchaser understands that an investment in the Common Stock is a speculative investment which involves a high degree of risk and the potential loss of his entire investment.

5.5 Receipt of Information. Purchaser has received all documents, records, books and other information pertaining to his investment that has been requested by the Purchaser, including without limitation, the Securities and Exchange Commission (“SEC”) filings made by the Company.

5.6 No Advertising. At no time was the Purchaser presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

5.7 Investment Experience. The Purchaser (either by itself or with its advisors) is (i) experienced in making investments of the kind described in this Agreement, (ii) able, by reason of its business and financial experience to protect its own interests in connection with the transactions described in this Agreement, and (iii) able to afford the entire loss of its investment in the Common Stock.

5.8 Investment Purposes. The Purchaser is acquiring the restricted Common Stock for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in the amount of restricted Common Stock the Purchaser is acquiring herein. Further, the Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the restricted Common Stock the Purchaser is acquiring.

5.9 Restricted Securities. The Purchaser understands that the Common Stock have not been, and will not be, registered under the Securities Act, and are being sold in reliance upon a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Common Stock are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Common Stock indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Common Stock. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Common Stock, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

5.10 No Public Market. The Purchaser understands that no public market now exists for the Common Stock, and that the Company has made no assurances that a public market will ever exist for the Common Stock.

5.11 Legends. The Purchaser understands that the Common Stock may bear one or all of the following legends:

(a) “NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(b) Any legend required by the securities laws of any state to the extent such laws are applicable to the Common Stock represented by the certificate so legended.

5.12 Accredited Investor. The Purchaser (including each of its members, if applicable) is an accredited investor as defined in Rule 501(a) of Regulation D as promulgated under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

6. Miscellaneous.

6.1 Further Assurances. From time to time, whether at or following the Closing, each party shall make reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable, including as required by applicable laws, to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

6.2 Notices. All notices or other communications required or permitted hereunder shall be in writing shall be deemed duly given (a) if by personal delivery, when so delivered, (b) if mailed, three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, or (c) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent to the addresses of the parties as indicated on the signature page hereto. Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

6.3 Choice of Law; Jurisdiction. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Florida, without giving effect to principles of conflicts of law. Each of the parties agree to submit to the jurisdiction of the federal or state courts located in Sumter County, Florida in any actions or proceedings arising out of or relating to this Agreement. Each of the parties, by execution and delivery of this Agreement, expressly and irrevocably (i) consents and submits to the personal jurisdiction of any of such courts in any such action or proceeding; (ii) consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to such party as set forth in Section 6.2 above and (iii) waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis. EACH OF THE UNDERSIGNED HEREBY WAIVES FOR ITSELF AND ITS PERMITTED SUCCESSORS AND ASSIGNS THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INSTITUTED IN CONNECTION WITH THIS AGREEMENT.

6.4 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersedes all prior and contemporaneous agreements, arrangements and understandings of the parties relating to the subject matter hereof. No representation, promise, inducement, waiver of rights, agreement or statement of intention has been made by any of the parties which is not expressly embodied in this Agreement.

6.5 Assignment. Each party's rights and obligations under this Agreement shall not be assigned or delegated, by operation of law or otherwise, without the other party's prior written consent, and any such assignment or attempted assignment shall be void, of no force or effect, and shall constitute a material default by such party.

6.6 Amendments. This Agreement may be amended, modified, superseded or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto.

6.7 Waivers. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other term, covenant, representation or warranty of this Agreement.

6.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.9 Severability. If any term, provisions, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

6.10 Interpretation. The parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement therefore shall not be construed against a party or parties on the ground that such party or parties drafted or was more responsible for the drafting of any such provision(s). The parties further agree that they have each carefully read the terms and conditions of this Agreement, that they know and understand the contents and effect of this Agreement and that the legal effect of this Agreement has been fully explained to its satisfaction by counsel of its own choosing.

6.11 Further Assurances. At the reasonable request of the other party and without demanding further consideration from the other party, each party agrees to execute and deliver to the other party such other documents and instruments, and do and perform such other acts and things, as may be reasonably necessary for effecting completely the consummation of the transfer of ownership in and to the Common Stock as contemplated hereby, as well as the deposit of the Common Stock with a broker-dealer.

IN WITNESS WHEREOF, the parties have duly executed this Stock Purchase Agreement as of the date first above written.

[Remainder of page intentionally left blank. Signatures appear on following page.]

Great Plains Holdings, Inc.
Address:
4060 NE 95th Rd
Wildwood, FL 34785

By:
Kent Campbell
Chief Executive Officer

PURCHASER
Address:

[Signature Page to SPA]